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                                                                    EXHIBIT 10.1

                                AMENDMENT NO. 2
                            to AMENDED AND RESTATED
                             GOVERNANCE AGREEMENT

     This Amendment No. 2 ("Amendment No. 2") is made this 9th day of August, 2000 (the "Amendment Effective Date") by and between AMERICAN CYANAMID COMPANY, a corporation organized and existing under the laws of the State of Maine ("CYANAMID") and a wholly-owned subsidiary of AMERICAN HOME PRODUCTS CORPORATION, a corporation organized and existing under the laws of the State of Delaware and having its principal office at Five Giralda Farms, Madison, New Jersey 07940 ("AHPC") and IMMUNEX CORPORATION, a corporation organized and existing under the laws of the State of Washington and having its principal office at 51 University Street, Seattle, Washington 98101 ("IMMUNEX"), further amends the Amended and Restated Governance Agreement dated as of December 15, 1992, among American Cyanamid Company, Immunex Corporation and Lederle Oncology Corporation as amended by Amendment No. 1 to the Governance Agreement, dated May 20, 1999 (as amended, the "Governance Agreement").

     WHEREAS, AHPC and IMMUNEX have entered into a Letter Agreement, dated August 9, 2000, under which AHPC requested and IMMUNEX agreed to file and filed a shelf registration statement on Form S-3 with the Securities and Exchange Commission on August 9, 2000 covering the proposed sale of up to 20 million shares of newly issued Common Stock in a primary offering (the "Primary Offering") and up to 50 million shares of Common Stock in a secondary offering (the "Secondary Offering" and together with the Primary Offering, the "Offering");

     WHEREAS, AHPC and IMMUNEX have agreed to make certain amendments to the Governance Agreement effective upon the closing of a Secondary Offering upon the completion of which Cyanamid's Interest is below 45%;

     NOW THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound, hereby agree as follows:

     1. All initially capitalized terms used herein and not defined shall have the meanings set forth in the Governance Agreement.

     2. Effective upon the closing of a Secondary Offering upon the completion of which Cyanamid's Interest is below 45%:

     (a) Notwithstanding anything in Section 4.01 (b) and (c) of the Governance Agreement to the contrary, at all times during which AHPC has the right to designate no more than two Investor Directors, IMMUNEX shall have the right to designate three Management Directors and there shall be at least four Independent Directors.

     (b) For the duration of any lock up period under the letter agreement between AHP and IMMUNEX dated August 9, 2000, notwithstanding anything to the contrary in the Governance Agreement, for purposes of determining whether Cyanamid's Interest is below 35% no consideration shall be given to any
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          shares of IMMUNEX Common Stock issued during each lock up period as a result of the exercise of any employee or director stock options.

     (c)  Section 4.04 of the Governance Agreement will be amended as follows:

          (i)     Section 4.04(g) shall be deleted in its entirety;

          (ii) Each of Sections 4.04(h), (i) and (j) shall be amended to delete the amount "$350,000" and substitute in its place the amount "$15 million";

          (iii) Section 4.04(l) shall be amended to delete the subsection in its entirety and substitute the following:

                  "(l) the acquisition by the Company or any of its Subsidiaries of technology or products under any license or similar arrangements unless the purchase price or the fair market value of such technology or products (determined in accordance with Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the rules and regulations promulgated thereunder) is less than $15 million;

     3. Except as otherwise set forth in this Amendment No. 2 or Amendment No. 1, all other terms and provisions of the Governance Agreement shall remain in full force and effect.

     4. This Amendment No. 2 may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute together one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 as of the day and year first above written.

                                       IMMUNEX CORPORATION

                                       By: /s/ Edward V. Fritzky
                                          ---------------------------
                                       Edward V. Fritzky
                                       Chairman and Chief
                                       Executive Officer

                                       AMERICAN CYANAMID COMPANY

                                       By: /s/ Jeffrey S. Sherman
                                          ---------------------------
                                       Name:  Jeffrey S. Sherman
                                       Title: Vice President

                                       AMERICAN HOME PRODUCTS CORPORATION

                                       By: /s/Kenneth J. Martin
                                          ---------------------------
                                       Name:  Kenneth J. Martin
                                       Title: Senior Vice President and
                                              Chief Financial Officer